The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated November 22, 2023

JPMorgan Chase Financial Company LLC	November 2023

Pricing Supplement

Registration Statement Nos. 333-270004 and 333-270004-01

Dated November      , 2023

Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in International Equities

Enhanced Buffered PLUS Based on the Performance of the American Depositary Shares of Alibaba Group Holding Limited due December 30, 2024

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

The Enhanced Buffered PLUS, or Buffered PLUS, will pay no interest and do not guarantee the return of any of the principal at maturity. At maturity, if the final stock price is greater than 90.00% of the initial stock price, which we refer to as the buffer threshold level, investors will receive the stated principal amount of their investment plus a leveraged upside payment based on the sum of the percentage change in the price of the underlying stock and a specified additional return, subject to a maximum payment at maturity. If the final stock price is less than the buffer threshold level, at maturity investors will lose 1.11111% for every 1% decline beyond the specified buffer amount. There is no minimum payment at maturity on the Buffered PLUS. Accordingly, investors may lose their entire initial investment in the Buffered PLUS. The Buffered PLUS are for investors who seek an equity-based return and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage, buffer and additional return features that in each case apply to a limited range of performance of the underlying stock. The Buffered PLUS are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the Buffered PLUS is subject to the credit risk of JPMorgan Financial, as issuer of the Buffered PLUS, and the credit risk of JPMorgan Chase & Co., as guarantor of the Buffered PLUS. The initial stock price is the closing price of one share of the underlying stock on the strike date and is not the closing price of one share of the underlying stock on the pricing date.

SUMMARY TERMS
Issuer:		JPMorgan Chase Financial Company LLC, an indirect, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:		JPMorgan Chase & Co.
Underlying stock:		American depositary shares of Alibaba Group Holding Limited (“Alibaba ADSs”) (Bloomberg ticker: BABA UN Equity). Each Alibaba ADS represents eight ordinary shares, par value $0.000003125 per share, of Alibaba Group Holding Limited. The ordinary shares of Alibaba Group Holding Limited are referred to as the “Alibaba underlying securities.”
Aggregate principal amount:		$
Payment at maturity:		If the final stock price is greater than the buffer threshold level, for each $1,000 stated principal amount Buffered PLUS,
$1,000 + leveraged upside payment
In no event will the payment at maturity exceed the maximum payment at maturity.
If the final stock price is equal to or less than the buffer threshold level, for each $1,000 stated principal amount Buffered PLUS,
$1,000 + [$1,000 × (stock return + buffer amount) × downside factor]
This amount will be equal to or less than the stated principal amount of $1,000 per Buffered PLUS and could be zero.
Leveraged upside payment:		$1,000 × leverage factor × (stock return + additional return)
Stock return:		(final stock price – initial stock price) / initial stock price
Additional return:		10.00%
Leverage factor:		200%
Buffer threshold level:		$70.614, which equals 90.00% of the initial stock price
Buffer amount:		10.00%
Downside factor:		1.11111
Maximum payment at maturity:		At least $1,320.00 (at least 132.00% of the stated principal amount) per Buffered PLUS. The actual maximum payment at maturity will be provided in the pricing supplement and will not be less than $1,320.00 per Buffered PLUS.
Minimum payment at maturity:		None
Stated principal amount:		$1,000 per Buffered PLUS
Stock adjustment factor:		The stock adjustment factor is referenced in determining the closing price of one share of the underlying stock and is set initially at 1.0 on the strike date. The stock adjustment factor is subject to adjustment in the event of certain corporate events affecting the underlying stock.
Issue price:		$1,000 per Buffered PLUS (see “Commissions and issue price” below)
Strike date:		November 20, 2023
Pricing date:		November , 2023 (expected to price on or about November 24, 2023)
Original issue date (settlement date):		November , 2023 (3 business days after the pricing date)
Valuation date*:		December 24, 2024
Maturity date*:		December 30, 2024
Agent:		J.P. Morgan Securities LLC (“JPMS”)
Terms continued on the following page
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per Buffered PLUS	$1,000.00	$5.00(2)	$992.50
$2.50(3)
Total	$	$	$
(1)	See “Additional Information about the Buffered PLUS — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the Buffered PLUS.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). In no event will these selling commissions exceed $5.00 per $1,000 stated principal amount Buffered PLUS. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $2.50 for each $1,000 stated principal amount Buffered PLUS.

* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to a Single Underlying — Notes Linked to a Single Underlying (Other Than a Commodity Index)” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement

If the Buffered PLUS priced today and assuming a maximum payment at maturity equal to the minimum listed above, the estimated value of the Buffered PLUS would be approximately $986.30 per $1,000 stated principal amount Buffered PLUS. The estimated value of the Buffered PLUS on the pricing date will be provided in the pricing supplement and will not be less than $960.00 per $1,000 stated principal amount Buffered PLUS. See “Additional Information about the Buffered PLUS — The estimated value of the Buffered PLUS” in this document for additional information.

Investing in the Buffered PLUS involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Risk Factors” beginning on page 7 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Buffered PLUS or passed upon the accuracy or the adequacy of this document or the accompanying product supplement prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The Buffered PLUS are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Buffered PLUS” at the end of this document.

Product supplement no. 4-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf

Prospectus supplement and prospectus, each dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf

JPMorgan Chase Financial Company LLC

Enhanced Buffered PLUS Based on the Performance of the American Depositary Shares of Alibaba Group Holding Limited due December 30, 2024

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Terms continued from previous page:

Initial stock price:	$78.46, which was the closing price of one share of the underlying stock on the strike date and is not the closing price of one share of the underlying stock on the pricing date
Final stock price:	The closing price of one share of the underlying stock on the valuation date
CUSIP / ISIN:	48134RQY7 / US48134RQY70
Listing:	The Buffered PLUS will not be listed on any securities exchange.

JPMorgan Chase Financial Company LLC

Enhanced Buffered PLUS Based on the Performance of the American Depositary Shares of Alibaba Group Holding Limited due December 30, 2024

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Enhanced Buffered Performance Leveraged Upside Securities

Principal at Risk Securities

The Enhanced Buffered PLUS Based on the Performance of the American Depositary Shares of Alibaba Group Holding Limited due December 30, 2024 (the “Buffered PLUS”) can be used:

▪	As an alternative to direct exposure to the underlying stock that enhances returns for a certain range of performance of the underlying stock.
▪	To potentially outperform the underlying stock as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor and the additional return features.
▪	To obtain a buffer against a specified level of negative performance of the underlying stock.

If the final stock price is less than the buffer threshold level, at maturity investors will lose 1.11111% for every 1% decline beyond the buffer amount. Accordingly, investors may lose their entire initial investment in the Buffered PLUS.

Maturity:	Approximately 13 months
Leverage factor:	200%
Buffer threshold level:	90% of the initial stock price
Additional return:	10.00%
Buffer amount:	10.00%
Downside factor:	1.11111
Maximum payment at maturity:	At least $1,320.00 (at least 132.00% of the stated principal amount) per Buffered PLUS (to be provided in the pricing supplement)
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the Buffered PLUS.

Supplemental Terms of the Buffered PLUS

For purposes of the accompanying product supplement, the underlying stock is a “Reference Stock.”

Any values of the underlying stock, and any values derived therefrom, included in this document may be corrected, in the event of manifest error or inconsistency, by amendment of this document and the corresponding terms of the Buffered PLUS. Notwithstanding anything to the contrary in the indenture governing the Buffered PLUS, that amendment will become effective without consent of the holders of the Buffered PLUS or any other party.

November 2023	Page 3

JPMorgan Chase Financial Company LLC

Enhanced Buffered PLUS Based on the Performance of the American Depositary Shares of Alibaba Group Holding Limited due December 30, 2024

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

Buffered PLUS offer leveraged exposure to an underlying asset, which may be equities, commodities and/or currencies, while providing limited protection against negative performance of the underlying asset. If the underlying asset has decreased in value by more than the specified buffer amount, investors are exposed to the negative performance of the underlying asset on a leveraged basis. At maturity, if the final stock price is greater than the buffer threshold level, investors will receive the stated principal amount of their investment plus a leveraged upside payment based on the sum of the upside performance of the underlying asset and a specified additional return, subject to the maximum payment at maturity. At maturity, if the final stock price is less than the buffer threshold level, the investor will lose 1.11111% for every 1% decline beyond the specified buffer amount. There is no minimum payment at maturity on the Buffered PLUS. Accordingly, you may lose your entire initial investment in the Buffered PLUS.

Leveraged Performance Up to a Cap	The Buffered PLUS offer investors an opportunity to capture enhanced returns for a certain range of performance relative to a direct investment in the underlying stock.
Upside Scenario	The final stock price is greater than the buffer threshold level and, at maturity, the Buffered PLUS pay the stated principal amount of $1,000 plus a return equal to 200% of the sum of the stock percent change and the additional return of 10.00%, subject to the maximum payment at maturity of at least $1,320.00 (at least 132.00% of the stated principal amount) per Buffered PLUS. The actual maximum payment at maturity will be provided in the pricing supplement.
Par Scenario	The final stock price is equal to the buffer threshold level and, at maturity, the Buffered PLUS pay the stated principal amount of $1,000 per Buffered PLUS.
Downside Scenario	If the final stock price is less than the buffer threshold level, which means that the underlying stock has depreciated by more than 10% from the initial stock price, investors will lose 1.11111% for every 1% decline in the final stock price from the initial stock price beyond the buffer amount of 10.00% (e.g., a 20% depreciation of the underlying stock will result in a payment at maturity of $888.89, or 88.889%, per Buffered PLUS).

November 2023	Page 4

JPMorgan Chase Financial Company LLC

Enhanced Buffered PLUS Based on the Performance of the American Depositary Shares of Alibaba Group Holding Limited due December 30, 2024

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How the Buffered PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the Buffered PLUS based on the following terms:

Stated principal amount:	$1,000 per Buffered PLUS
Leverage factor:	200%
Buffer threshold level:	90.00% of the initial stock price
Additional return:	10.00%
Buffer amount:	10.00%
Downside factor:	1.11111
Hypothetical maximum payment at maturity:	$1,320.00 (132.00% of the stated principal amount) per Buffered PLUS (which represents the lowest hypothetical maximum payment at maturity)*
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the Buffered PLUS.
* The actual maximum payment at maturity will be provided in the pricing supplement and will not be less than $1,320.00 per Buffered PLUS.

Enhanced Buffered PLUS Payoff Diagram

How it works

▪	Upside Scenario. If the final stock price is greater than the buffer threshold level, for each $1,000 principal amount Buffered PLUS investors will receive the $1,000 stated principal amount plus a return equal to 200% of the sum of the percentage change of the underlying stock over the term of the Buffered PLUS and the additional return of 10.00%, subject to the maximum payment at maturity. Under the hypothetical terms of the Buffered PLUS, an investor will realize the hypothetical maximum payment at maturity at a final stock price of 106.00% of the initial stock price.
▪	For example, if the underlying stock appreciates 1.00%, investors will receive $1,220.00 per Buffered PLUS at maturity, or 122.00% of the stated principal amount.

November 2023	Page 5

JPMorgan Chase Financial Company LLC

Enhanced Buffered PLUS Based on the Performance of the American Depositary Shares of Alibaba Group Holding Limited due December 30, 2024

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	For example, if the underlying stock appreciates 50.00%, investors will receive only $1,320.00 per Buffered PLUS at maturity, or 132.00% of the stated principal amount, reflecting the maximum payment at maturity.
▪	For example, if the underlying stock depreciates 5.00%, investors will receive $1,100.00 per Buffered PLUS at maturity, or 110.00% of the stated principal amount.
▪	Par Scenario. If the final stock price is equal to the buffer threshold level, investors will receive the stated principal amount of $1,000 per Buffered PLUS.
▪	Downside Scenario. If the final stock price is less than the buffer threshold level, investors will receive an amount at maturity that is less than the stated principal amount by an amount proportionate to the percentage decrease of the final stock price from the initial stock price beyond the buffer amount of 10.00%, times the downside factor of 1.11111. Under these circumstances, investors will lose 1.11111% of the stated principal amount for every 1% decline in the final stock price from the initial stock price beyond the buffer amount of 10.00%.
▪	For example, if the underlying stock depreciate 50.00%, investors will lose 44.44444% of their principal and receive only $555.556 per Buffered PLUS at maturity, or 55.5556% of the stated principal amount.

The hypothetical returns and hypothetical payments on the Buffered PLUS shown above apply only if you hold the Buffered PLUS for their entire term. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

November 2023	Page 6

JPMorgan Chase Financial Company LLC

Enhanced Buffered PLUS Based on the Performance of the American Depositary Shares of Alibaba Group Holding Limited due December 30, 2024

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Buffered PLUS. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying prospectus supplement and the accompanying product supplement. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Buffered PLUS.

Risks Relating to the Buffered PLUS Generally

▪	Buffered PLUS do not pay interest or guarantee the return of any principal and your investment in the Buffered PLUS may result in a loss. The terms of the Buffered PLUS differ from those of ordinary debt securities in that the Buffered PLUS do not pay interest or guarantee the payment of any stated principal amount at maturity. If the final stock price is less than the buffer threshold level, you will receive for each Buffered PLUS that you hold a payment at maturity that is less than the stated principal amount of each Buffered PLUS by an amount proportionate to the decline in the price of the underlying stock beyond the buffer amount of 10.00%, times the downside factor. Under these circumstances, you will lose 1.11111% of the stated principal amount for every 1% decline in the final stock price from the initial stock price beyond the buffer amount of 10.00%. There is no minimum payment at maturity on the Buffered PLUS, and, accordingly, you could lose your entire principal amount.
▪	The appreciation potential of the Buffered PLUS is limited by the maximum payment at maturity. The appreciation potential of the Buffered PLUS is limited by the maximum payment at maturity of at least $1,320.00 (at least 132.00% of the stated principal amount) per Buffered PLUS. The actual maximum payment at maturity will be provided in the pricing supplement. Because the maximum payment at maturity will be limited to at least 132.00% of the stated principal amount for the Buffered PLUS, any increase in the final stock price by more than 6.00% (if the maximum payment at maturity is set at 132.00% of the stated principal amount) will not further increase the return on the Buffered PLUS.
▪	The Buffered PLUS are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the Buffered PLUS. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the Buffered PLUS. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the Buffered PLUS. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the Buffered PLUS and you could lose your entire investment.
▪	As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the Buffered PLUS. If these affiliates do not make payments to us and we fail to make payments on the Buffered PLUS, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.
▪	Secondary trading may be limited. The Buffered PLUS will not be listed on a securities exchange. There may be little or no secondary market for the Buffered PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Buffered PLUS easily. JPMS may act as a market maker for the Buffered PLUS, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the Buffered PLUS, the price at which you may be able to trade your Buffered PLUS is likely to depend on the price, if any, at which JPMS is willing to buy the Buffered PLUS. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the Buffered PLUS.
▪	The final terms and estimated valuation of the Buffered PLUS will be provided in the pricing supplement. The final terms of the Buffered PLUS will be provided in the pricing supplement. In particular, each of the estimated value of the Buffered PLUS and the maximum payment at maturity will be provided in the pricing supplement and each may be as low as the applicable minimum set forth on the cover of this document. Accordingly, you should consider your potential investment in the Buffered PLUS based on the minimums for the estimated value of the Buffered PLUS and the maximum payment at maturity.

November 2023	Page 7

JPMorgan Chase Financial Company LLC

Enhanced Buffered PLUS Based on the Performance of the American Depositary Shares of Alibaba Group Holding Limited due December 30, 2024

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	The tax consequences of an investment in the Buffered PLUS are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the Buffered PLUS, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the Buffered PLUS described in “Additional Information about the Buffered PLUS ― Additional Provisions ― Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the Buffered PLUS, the timing and character of any income or loss on the Buffered PLUS could differ materially and adversely from our description herein. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments and the issues presented by this notice.

Risks Relating to Conflicts of Interest

▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the Buffered PLUS and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the Buffered PLUS, including acting as calculation agent and as an agent of the offering of the Buffered PLUS, hedging our obligations under the Buffered PLUS and making the assumptions used to determine the pricing of the Buffered PLUS and the estimated value of the Buffered PLUS, which we refer to as the estimated value of the Buffered PLUS. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Buffered PLUS. The calculation agent has determined the initial stock price and the buffer threshold level, will determine the final stock price and will calculate the amount of payment you will receive at maturity, if any. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, and any anti-dilution adjustments may affect the payment to you at maturity.

In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the Buffered PLUS and the value of the Buffered PLUS. It is possible that hedging or trading activities of ours or our affiliates in connection with the Buffered PLUS could result in substantial returns for us or our affiliates while the value of the Buffered PLUS declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the Buffered PLUS. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the Buffered PLUS on or prior to the strike date and prior to maturity could have adversely affected, and may continue to adversely affect, the price of the underlying stock and, as a result, could decrease the amount an investor may receive on the Buffered PLUS at maturity, if any. Any of these hedging or trading activities on or prior to the strike date could have affected the initial stock price and the buffer threshold level and, therefore, could potentially increase the price that the final stock price must reach before you receive a payment at maturity that exceeds the issue price of the Buffered PLUS or so that you do not suffer a loss on your initial investment in the Buffered PLUS. Additionally, these hedging or trading activities during the term of the Buffered PLUS, including on the valuation date, could adversely affect the final stock price and, accordingly, the payment to you at maturity, if any. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the Buffered PLUS declines.

November 2023	Page 8

JPMorgan Chase Financial Company LLC

Enhanced Buffered PLUS Based on the Performance of the American Depositary Shares of Alibaba Group Holding Limited due December 30, 2024

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risks Relating to the Estimated Value and Secondary Market Prices of the Buffered PLUS

▪	The estimated value of the Buffered PLUS will be lower than the original issue price (price to public) of the Buffered PLUS. The estimated value of the Buffered PLUS is only an estimate determined by reference to several factors. The original issue price of the Buffered PLUS will exceed the estimated value of the Buffered PLUS because costs associated with selling, structuring and hedging the Buffered PLUS are included in the original issue price of the Buffered PLUS. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Buffered PLUS and the estimated cost of hedging our obligations under the Buffered PLUS. See “Additional Information about the Buffered PLUS — The estimated value of the Buffered PLUS” in this document.
▪	The estimated value of the Buffered PLUS does not represent future values of the Buffered PLUS and may differ from others’ estimates. The estimated value of the Buffered PLUS is determined by reference to internal pricing models of our affiliates. This estimated value of the Buffered PLUS is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the Buffered PLUS that are greater than or less than the estimated value of the Buffered PLUS. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the Buffered PLUS could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy the Buffered PLUS from you in secondary market transactions. See “Additional Information about the Buffered PLUS — The estimated value of the Buffered PLUS” in this document.
▪	The estimated value of the Buffered PLUS is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the Buffered PLUS may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the Buffered PLUS as well as the higher issuance, operational and ongoing liability management costs of the Buffered PLUS in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the Buffered PLUS. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the Buffered PLUS and any secondary market prices of the Buffered PLUS. See “Additional Information about the Buffered PLUS — The estimated value of the Buffered PLUS” in this document.
▪	The value of the Buffered PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the Buffered PLUS for a limited time period. We generally expect that some of the costs included in the original issue price of the Buffered PLUS will be partially paid back to you in connection with any repurchases of your Buffered PLUS by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Additional Information about the Buffered PLUS — Secondary market prices of the Buffered PLUS” in this document for additional information relating to this initial period. Accordingly, the estimated value of your Buffered PLUS during this initial period may be lower than the value of the Buffered PLUS as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the Buffered PLUS will likely be lower than the original issue price of the Buffered PLUS. Any secondary market prices of the Buffered PLUS will likely be lower than the original issue price of the Buffered PLUS because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, the structuring fee, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the Buffered PLUS. As a result, the price, if any, at which JPMS will be willing to buy Buffered PLUS from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the Buffered PLUS.

The Buffered PLUS are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Buffered PLUS to maturity. See “— Risks Relating to the Buffered PLUS Generally — Secondary trading may be limited” above.

November 2023	Page 9

JPMorgan Chase Financial Company LLC

Enhanced Buffered PLUS Based on the Performance of the American Depositary Shares of Alibaba Group Holding Limited due December 30, 2024

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	Secondary market prices of the Buffered PLUS will be impacted by many economic and market factors. The secondary market price of the Buffered PLUS during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the closing price of one share of the underlying stock, including:
o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	our internal secondary market funding rates for structured debt issuances;
o	the actual and expected volatility in the prices of the underlying stock;
o	the time to maturity of the Buffered PLUS;
o	the dividend rate on the underlying stock;
o	interest and yield rates in the market generally;
o	the occurrence of certain events affecting the issuer of the underlying stock that may or may not require an adjustment to the stock adjustment factor, including a merger or acquisition; and
o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the Buffered PLUS, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the Buffered PLUS, if any, at which JPMS may be willing to purchase your Buffered PLUS in the secondary market.

Risks Relating to the Underlying Stock

▪	There are risks associated with investments in securities linked to the value of equity securities issued by a non-U.S. company. The underlying stock is issued by a non-U.S. company. Investments in Buffered PLUS linked to the value of any equity securities issued by a non-U.S. company involve risks associated with the home country of that company. The prices of securities issued by non-U.S. companies may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Moreover, the economy of that country may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. That country may be subjected to different and, in some cases, more adverse economic environments.
▪	The Buffered PLUS entail emerging markets risk. The underlying stock is issued by a non-U.S. company conducting business in an emerging markets country (China). Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.
▪	The Buffered PLUS are subject to currency exchange risk. Because the Alibaba ADSs are quoted and traded in U.S. dollars on the New York Stock Exchange and the Alibaba underlying securities are quoted and traded in Hong Kong dollars on The Stock Exchange of Hong Kong Limited, fluctuations in the exchange rate between the Hong Kong dollar and the U.S. dollar will likely affect the relative value of the Alibaba ADSs and the Alibaba underlying securities in the two currencies and, as a result, will likely affect the market price of the Alibaba ADSs trading on the New York Stock Exchange. These trading differences and currency exchange rates may affect the market value of the Buffered PLUS and whether the final stock price will fall below the buffer threshold level. The Hong Kong dollar has been subject to fluctuations

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Principal at Risk Securities

against the U.S. dollar in the past and may be subject to significant fluctuations in the future.  Previous fluctuations or periods of relative stability in the exchange rate between the Hong Kong dollar and the U.S. dollar are not necessarily indicative of fluctuations or periods of relative stability in that rate that may occur over the term of the Buffered PLUS.  The exchange rate between the Hong Kong dollar and the U.S. dollar is the result of the supply of, and the demand for, those currencies.  Changes in the exchange rate results over time from the interaction of many factors directly or indirectly affecting economic and political conditions in Hong Kong and the United States, including economic and political developments in other countries.  Of particular importance are rates of inflation, interest rate levels, the balance of payments, any political, civil or military unrest and the extent of governmental surpluses or deficits in Hong Kong and the United States, all of which are in turn sensitive to the monetary, fiscal and trade policies pursued by Hong Kong and the United States and other jurisdictions important to international trade and finance.

▪	There are important differences between the rights of holders of Alibaba ADSs and the rights of holders of the Alibaba underlying securities. The underlying stock is not the Alibaba underlying securities represented by the Alibaba ADSs, and there exist important differences between the rights of holders of Alibaba ADSs and the rights of holders of the Alibaba underlying securities. Each Alibaba ADS is a security evidenced by American depositary receipts that represents a certain number of Alibaba underlying securities. Generally, American Depositary Shares (“ADSs”) are issued under a deposit agreement which sets forth the rights and responsibilities of the depositary, the non-U.S. issuer and holders of the ADSs, which may be different from the rights of holders of the underlying securities. For example, the non-U.S. issuer may make distributions in respect of the Alibaba underlying securities that are not passed on to the holders of Alibaba ADSs. Any such differences between the rights of holders of Alibaba ADSs and holders of the Alibaba underlying securities may be significant and may materially and adversely affect the value of the Buffered PLUS.
▪	Investing in the Buffered PLUS is not equivalent to investing in the Alibaba ADSs. Investors in the Buffered PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stock.
▪	No affiliation with Alibaba Group Holding Limited. Alibaba Group Holding Limited is not an affiliate of ours, is not involved with this offering in any way, and has no obligation to consider your interests in taking any corporate actions that might affect the value of the Buffered PLUS. We have not made any due diligence inquiry with respect to Alibaba Group Holding Limited in connection with this offering.
▪	We may engage in business with or involving Alibaba Group Holding Limited without regard to your interests. We or our affiliates may presently or from time to time engage in business with Alibaba Group Holding Limited without regard to your interests and thus may acquire non-public information about Alibaba Group Holding Limited. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Alibaba Group Holding Limited, which may or may not recommend that investors buy or hold the underlying stock.
▪	Governmental legislative and regulatory actions, including sanctions, could adversely affect your investment in the Buffered PLUS. Governmental legislative and regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the Buffered PLUS or the underlying stock, or engaging in transactions in them, and any such action could adversely affect the value of the Buffered PLUS or the underlying stock. These legislative and regulatory actions could result in restrictions on the Buffered PLUS or the delisting of the underlying stock. You may lose a significant portion or all of your initial investment in the Buffered PLUS, including if the underlying stock is delisted or if you are forced to divest the Buffered PLUS due to the government mandates, especially if such divestment must be made at a time when the value of the Buffered PLUS has declined.
▪	The anti-dilution protection for the underlying stock is limited and may be discretionary. The calculation agent will make adjustments to the stock adjustment factor and other adjustments for certain corporate events affecting the underlying stock. However, the calculation agent will not make an adjustment in response to all events that could affect the underlying stock, such as mergers and spin-offs.

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Principal at Risk Securities

If an event occurs that does not require the calculation agent to make an adjustment, the value of the Buffered PLUS may be materially and adversely affected. You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the Buffered PLUS in making these determinations.

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Alibaba Group Holding Limited Overview

Alibaba Group Holding Limited is a Cayman Islands company, conducting its business in China through its subsidiaries and variable interest entities and provides technology infrastructure and marketing services to help merchants, brands, retailers and other businesses to engage with their users and customers and cloud infrastructure and services and work collaboration products to enterprises. The underlying stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and is listed on the New York Stock Exchange. Information provided to or filed with the SEC by Alibaba Group Holding Limited pursuant to the Exchange Act can be located by reference to the SEC file number 001-36614 through the SEC’s website at www.sec.gov.

Information as of market close on November 20, 2023:

Bloomberg Ticker Symbol:	BABA	52 Week High (on 1/26/2023):	$120.57
Current Closing Price:	$78.46	52 Week Low (on 11/25/2022):	$75.50
52 Weeks Ago (on 11/21/2022):	$76.93

The following table sets forth the published high, low and period-end closing prices of, as well as dividends on, the underlying stock for each quarter in the period from January 1, 2018 through November 20, 2023. The closing price of the underlying stock on November 20, 2023 was $78.46. The associated graph following the table shows the closing prices of the underlying stock for each day in the same period. We obtained the closing price information above and the information in the table and graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the closing price of the underlying stock has experienced significant fluctuations. The historical performance of the underlying stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the underlying stock at any time, including on the valuation date.

American Depositary Shares of Alibaba Group Holding Limited	High	Low	Period End	Dividends (Declared)
2018
First Quarter	$205.22	$173.70	$183.54	—
Second Quarter	$210.86	$167.52	$185.53	—
Third Quarter	$197.98	$156.36	$164.76	—
Fourth Quarter	$163.74	$131.89	$137.07	—
2019
First Quarter	$187.25	$130.60	$182.45	—
Second Quarter	$195.21	$149.26	$169.45	—
Third Quarter	$182.51	$153.67	$167.23	—
Fourth Quarter	$216.38	$161.93	$212.10	—
2020
First Quarter	$230.48	$176.34	$194.48	—
Second Quarter	$228.75	$187.11	$215.70	—
Third Quarter	$298.00	$215.95	$293.98	—
Fourth Quarter	$317.14	$222.00	$232.73	—
2021
First Quarter	$270.83	$222.72	$226.73	—
Second Quarter	$244.01	$206.08	$226.78	—

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American Depositary Shares of Alibaba Group Holding Limited	High	Low	Period End	Dividends (Declared)
Third Quarter	$221.87	$145.08	$148.05	—
Fourth Quarter	$177.70	$111.96	$118.79	—
2022
First Quarter	$137.41	$76.76	$108.80	—
Second Quarter	$119.62	$81.09	$113.68	—
Third Quarter	$122.39	$77.87	$79.99	—
Fourth Quarter	$94.17	$63.15	$88.09	—
2023
First Quarter	$120.57	$81.00	$102.18	—
Second Quarter	$102.74	$78.67	$83.35	—
Third Quarter	$102.16	$83.84	$86.74	—
Fourth Quarter (through November 20, 2023)	$87.78	$77.60	$78.46	$0.98

We make no representation as to the amount of dividends, if any, that Alibaba Group Holding Limited may pay in the future. In any event, as an investor in the Buffered PLUS, you will not be entitled to receive dividends, if any, that may be payable on the underlying stock.

The American Depositary Shares of Alibaba Group Holding Limited – Daily Closing Prices* January 2, 2018 to November 20, 2023

350
300
250
200
150
100
50
0
Price ($)
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23

Source: Bloomberg

*The dotted line in the graph indicates the buffer threshold level, equal to 90% of the initial stock price.

This document relates only to the Buffered PLUS offered hereby and does not relate to the underlying stock or other Buffered PLUS of Alibaba Group Holding Limited. We have derived all disclosures contained in this document regarding the underlying stock from the publicly available documents described in the first paragraph under this “Alibaba Group Holding Limited Overview” section without independent verification. In connection with the offering of the Buffered PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Alibaba Group Holding Limited. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Alibaba Group Holding Limited is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the first paragraph under this “Alibaba Group Holding

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Limited Overview” section) that would affect the trading price of the underlying stock (and therefore the price of the underlying stock at the time the Buffered PLUS are priced) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Alibaba Group Holding Limited could affect the value received at maturity with respect to the Buffered PLUS and therefore the trading prices of the Buffered PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlying stock.

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information about the Buffered PLUS

Please read this information in conjunction with the terms on the front cover of this document.

Additional Provisions:
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the Buffered PLUS will be postponed to the third business day following the valuation date as postponed.
Minimum ticketing size:	$1,000 / 1 Buffered PLUS
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the Buffered PLUS:

The estimated value of the Buffered PLUS set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the Buffered PLUS, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the Buffered PLUS. The estimated value of the Buffered PLUS does not represent a minimum price at which JPMS would be willing to buy your Buffered PLUS in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the Buffered PLUS may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the Buffered PLUS as well as the higher issuance, operational and ongoing liability management costs of the Buffered PLUS in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the Buffered PLUS. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the Buffered PLUS and any secondary market prices of the Buffered PLUS. For additional information, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Buffered PLUS — The estimated value of the Buffered PLUS is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the Buffered PLUS is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the Buffered PLUS on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Buffered PLUS — The estimated value of the Buffered PLUS does not represent future values of the Buffered PLUS and may differ from others’ estimates” in this document.

The estimated value of the Buffered PLUS will be lower than the original issue price of the Buffered PLUS because costs associated with selling, structuring and hedging the Buffered PLUS are included in the original issue price of the Buffered PLUS. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Buffered PLUS and the estimated cost of hedging our obligations under the Buffered PLUS. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the Buffered PLUS may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Buffered PLUS — The estimated value of the Buffered PLUS will be lower than the original issue price (price to public) of the Buffered PLUS” in this document.

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Secondary market prices of the Buffered PLUS:	For information about factors that will impact any secondary market prices of the Buffered PLUS, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Buffered PLUS — Secondary market prices of the Buffered PLUS will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the Buffered PLUS will be partially paid back to you in connection with any repurchases of your Buffered PLUS by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of two years and one-half of the stated term of the Buffered PLUS. The length of any such initial period reflects the structure of the Buffered PLUS, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the Buffered PLUS and when these costs are incurred, as determined by our affiliates. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Buffered PLUS — The value of the Buffered PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the Buffered PLUS for a limited time period.”
Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Buffered PLUS.

Based on current market conditions, in the opinion of our special tax counsel, your Buffered PLUS should be treated as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, the gain or loss on your Buffered PLUS should be treated as long-term capital gain or loss if you hold your Buffered PLUS for more than a year, whether or not you are an initial purchaser of Buffered PLUS at the issue price. However, the IRS or a court may not respect this treatment of the Buffered PLUS, in which case the timing and character of any income or loss on the Buffered PLUS could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments and the issues presented by this notice.

Supplemental use of proceeds and hedging:

The Buffered PLUS are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the Buffered PLUS. See “How the Buffered PLUS Work” in this document for an illustration of the risk-return profile of the Buffered PLUS and “Alibaba Group Holding Limited Overview” in this document for a description of the market exposure provided by the Buffered PLUS.

The original issue price of the Buffered PLUS is equal to the estimated value of the Buffered PLUS plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Buffered PLUS, plus the estimated cost of hedging our obligations under the Buffered PLUS.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement.
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the Buffered PLUS in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each Buffered PLUS.

We or our affiliate may enter into swap agreements or related hedge transactions with one of

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Principal at Risk Securities

our other affiliates or unaffiliated counterparties in connection with the sale of the Buffered PLUS and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.
Where you can find more information:

You may revoke your offer to purchase the Buffered PLUS at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the Buffered PLUS prior to their issuance. In the event of any changes to the terms of the Buffered PLUS, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these Buffered PLUS are a part, and the more detailed information contained in the accompanying product supplement.

This document, together with the documents listed below, contains the terms of the Buffered PLUS and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement, as the Buffered PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Buffered PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•    Product supplement no. 4-I dated April 13, 2023:

http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf

•    Prospectus supplement and prospectus, each dated April 13, 2023:

http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us,” and “our” refer to JPMorgan Financial.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are service marks of Morgan Stanley.

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